UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2009
Date of Report (Date of earliest event reported)

Reed’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 7, 2009, Reeds Inc. (the “Company”) and accredited investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) for the sale of an aggregate of 364,189 Units at a price of $1.80 per Unit. Each Unit consist of one share of common stock (“Shares”) and warrants to purchase shares of the Company’s  common stock (“Warrants”). The Warrants consists of  Series A Warrants, for the purchase of a number of shares of common stock equal to 40% of a purchaser’s Shares, which have an initial exercise price of $2.25 per share and are exercisable for a period of five years commencing 183 days from the date of issuance, (ii) Series B Warrants, for the purchase of a number of shares of common stock equal to 50% of a purchaser’s Shares, which have an exercise price equal to $1.80 and are exercisable for 60 trading days commencing immediately, and (iii) Series C Warrants, for the purchase of a number of a shares of common stock equal to 20% of a purchaser’s Shares, which have an exercise price of $2.25 and are exercisable for five years commencing 183 days from the date of issuance.  The Series B Warrants and Series C Warrants will only be issued to purchasers who purchase Units for an aggregate purchase price of at least $125,000. The offering closed on October 8, 2009.

We paid an 8% placement agent fee to Source Capital Group, Inc. who acted as the placement agent in this offering. The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and estimated offering expenses, are approximately $563,098. At the closing, the Company issued 364,189 shares of common stock, Series A Warrants to purchase 145,676 shares of common stock, Series B Warrants to purchase 69,445 shares of common stock, and Series C Warrants to purchase 27,778 shares of common stock.

The Shares and the Warrants and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on October 6, 2009, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-159298), as amended, which became effective on August 24,2009. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

The foregoing summaries of the terms of the securities purchase agreement and, the form of warrant issued to the investors, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 4.1 respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Form of Securities Purchase Agreement, dated October 7, 2009, entered into between Reed’s Inc. and each investor in the offering.

10.2	Placement Agent Agreement between Reed’s Inc. and Source Capital Group, Inc.

99.1	Press Release, dated October 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S, INC.

Dated: October 9, 2009	By:	/s/ Christopher J. Reed
Christopher J. Reed President

Exhibit Index

Exhibit Number	Description

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Form of Securities Purchase Agreement, dated October 7, 2009, entered into between Reed’s Inc. and each investor in the offering.

10.2	Placement Agent Agreement between Reed’s Inc. and Source Capital Group, Inc.

99.1	Press Release, dated October 6, 2009